UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 7, 2012, Gavin Brandon was elected vice president of accounting and principal accounting officer of Cole Corporate Income Trust, Inc. (the “Company,” “we,” “us,” or “our”) by the Company’s board of directors.

Mr. Brandon, age 35, has served as vice president of accounting of Cole Corporate Income Advisors, LLC (the “Advisor”), the Company’s advisor, since August 2011.  Prior to joining the Advisor in August 2011, Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as an audit senior manager. Mr. Brandon received a B.A. in Accounting, as well as a B.A. in Spanish, from Weber State University. In addition, he is a Certified Public Accountant, licensed in the states of Arizona and California. He is also a member of the American Institute of Certified Public Accountants and the National Association of Real Estate Investment Trusts.

Mr. Brandon will not receive any additional compensation and did not enter into an executive employment agreement with us in connection with his election as our vice president of accounting and principal accounting officer.

Mr. Brandon replaces Simon J. Misselbrook, who held this position from January 25, 2011 until March 7, 2012. Mr. Misselbrook continues to serve as Senior Vice President, Financial Reporting and Accounting, of our sponsor, Cole Real Estate Investments.

Item 8.01	Other Events

On March 7, 2011, our board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.001776144 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on April 1, 2012 and ending on June 30, 2012.  The payment date for each of the daily distributions of the period commencing on April 1, 2012 and ending on April 30, 2012 will be in May 2012.  The payment date for each of the daily distributions of the period commencing on May 1, 2012 and ending on May 31, 2012 will be in June 2012. The payment date for each of the daily distributions of the period commencing on June 1, 2012 and ending on June 30, 2012 will be in July 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2012	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer Principal Financial Officer